UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2017

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite F – 1500 West 16th Avenue, Vancouver, BC  V6J 2L6  Canada
(Address of principal executive offices and Zip Code)

604.331.3399
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

Nation SLP LLC, a Delaware limited liability (“Nation SLP”) is a majority-owned subsidiary of the registrant, Nation Energy Inc. (the “Company”).  Pursuant to certain Membership Interest Purchase Agreements by and between Nation SLP and various investors (collectively, the “Purchase Agreements”), Nation SLP sold, in exchange for cash and/or promissory notes, limited liability company membership interests (the “LLC Interests”), comprising over the course of the offering 9.25% of the total membership interest of Nation SLP, for a total amount of $5 Million USD (the “Offering”).  The Purchase Agreements offered each investor 3.70 basis points (0.0370% of Nation SLP membership interest) at a price of $20,000 USD.

The sales of the LLC Interests occurred over multiple closings during 2016 and 2017.  As of December 31, 2016, Nation SLP had sold LLC Interests totaling 2.59% of Nation SLP membership for an aggregate price of $1,400,000 USD.  These sales were reported on the Company’s most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 14, 2017.

From January 1, 2017 through March 30, 2017, Nation SLP completed additional sales of the LLC Interests totaling 4.995% of Nation SLP membership for an aggregate price of $2,700,000 USD.  On March 31, 2017, Nation SLP sold additional LLC Interests totaling 1.665% of Nation SLP membership for an aggregate price of $900,000, in the form of three $300,000 promissory notes delivered in favor of Nation SLP.

This issuance of LLC Interests did not involve any public offering and the shares are therefore exempt from registration under Section 4(a)(2) of the Securities Act of 1933.  Said shares are not convertible or exchangeable and no warrants or options were issued in this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

 /s/       John R. Hislop

By:  John R. Hislop

        President, Chief Executive Officer, Chief Financial Officer and Director

Date:  April 6, 2017